Lee Enterprises achieves all fiscal-year guidance with strong fourth quarter results

Adjusted EBITDA(1) grew 17% YOY in the quarter, in line with full year guidance
Achieved all digital revenue guidance for the quarter and for the fiscal year
Digital-only subscribers total 532,000 (+32% YOY)
Amplified Digital® revenue totaled $76M in the fiscal year (+83% YOY)

DAVENPORT, Iowa (December 8, 2022) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 77 markets, today reported preliminary fourth quarter fiscal 2022 financial results(2) for the period ended September 25, 2022.

“Lee delivered strong fourth quarter and fiscal year 2022 results accelerating our execution of the Three Pillar Digital Growth Strategy,” said Kevin Mowbray, President and Chief Executive Officer. “We exceeded all our revenue and digital subscription guidance, and Adjusted EBITDA was in line with our guidance.

Mowbray added, “Lee remains the fastest growing digital subscription platform in media with 32% digital subscriber growth, and Amplified Digital® remains the fastest growing digital marketing agency solution with 82% revenue growth in the quarter. I am really encouraged at the pace of Lee’s digital transformation as our results and execution place us well on our way to achieving our long-term goals.”
Key Fourth Quarter Highlights:
•Total operating revenue was $194 million, flat versus the prior year.
•Total Digital Revenue(3) was $65 million, a 31% increase over the prior year, and represented one-third of our total operating revenue.
•Digital-only subscription revenue increased 46% in the fourth quarter compared to the same quarter last year and totaled $40 million in the fiscal year. Digital-only subscribers increased 32% and now total 532,000, exceeding our updated guidance of 515,000.
•Digital advertising and marketing services revenue represented 55% of our total advertising revenue and totaled $49 million, a 33% increase over the prior year. Digital marketing services revenue at Amplified Digital® fueled the growth, with quarterly revenue of $22 million, an 82% increase compared to the prior year.
•The Company recognized $20 million in non-cash impairments of intangible assets and leases.
•Net loss totaled $6 million and Adjusted EBITDA totaled $30 million.
Key Fiscal Year 2022 Highlights:

	FY22 Results	2022 Updated Guidance
Digital Advertising and Marketing Services Revenue	$181 million	$179 million
Digital-Only Subscription Revenue	$40 million	$39 million
Total Digital Revenue	$240 million	$237 million
Adjusted EBITDA (non-GAAP)	$96 million	$95 - $98 million
Digital-Only Subscribers	532,000	515,000

•Total operating revenue was $781 million, down 2% versus the prior year.
•Total Digital Revenue was $240 million, a 27% increase over the prior year, and represented 31% of our total operating revenue.
•Digital-only subscription revenue increased 42% in 2022 compared to 2021.
•Digital advertising and marketing services revenue represented 50% of our total advertising revenue and totaled $181 million, a 28% increase over the prior year. Digital marketing services revenue at Amplified Digital® fueled the growth, with revenue of $76 million, an 83% increase over the prior year.
•Digital services revenue, which is predominantly TownNews, totaled $18 million in the year. On a standalone basis, revenue at TownNews totaled $31 million, a 14% increase over the prior year.
•Operating expenses totaled $762 million and Cash Costs(1) were up 1%. Rapidly rising prices, incremental investments in digital talent and technology tied to our digital growth strategy, and an increase in cost of goods sold attributed to revenue growth at Amplified Digital® were partially offset by reductions in costs tied to our legacy print revenue streams.
•Net income totaled $1 million and Adjusted EBITDA totaled $96 million.
2023 Fiscal Year Outlook:

•Total Digital Revenue	$280 million (+17% YOY) - $285 million (+19% YOY)
•Adjusted EBITDA	$94 million (-2% YOY) - $100 million (+4% YOY)
•Digital-only Subscribers	632,000 (+19% YOY)
Debt and Free Cash Flow:
The Company has $463 million of debt outstanding under our Credit Agreement(4) with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate of 9.0%, no fixed principal payments, and no financial performance covenants.
As of and for the period ended September 25, 2022:
•The principal amount of debt totaled $463 million, a reduction of $20 million for the fiscal year.
•Cash on the balance sheet totaled $16 million. Debt, net of cash on the balance sheet, totaled $446 million.
•Capital expenditures totaled $2 million in the 13 weeks ended September 25, 2022, and totaled $8 million for the full year.
•For fiscal year 2022, cash paid for income taxes totaled $5 million.
•We made no material pension contributions in the fiscal year.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

Annual Report on Form 10-K:

We anticipate we will not be able to file our Annual Report on Form 10-K within the prescribed period of time without unreasonable effort or expense primarily due to additional time required to complete our assessment of the effectiveness of our internal control over financial reporting. We expect to file within the 15 calendar day extension period. Management does not anticipate this continued evaluation to have any material impact on the preliminary financial results included in this earnings release.

About Lee:
Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee's newspapers have average daily circulation of 1.0 million, and our legacy websites, including acquisitions, reach more than 38 million digital unique visitors. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:
•The overall impact the COVID-19 pandemic has on the Company's revenues and costs;
•The long-term or permanent changes the COVID-19 pandemic may have on the publishing industry, which may result in permanent revenue reductions and other risks and uncertainties;
•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words "aim", “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry, including statements regarding the impacts that the COVID-19 pandemic and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended			Twelve months ended
(Thousands of Dollars, Except Per Share Data)	September 25, 2022	September 26, 2021	Percent Change	September 25, 2022	September 26, 2021	Percent Change

Operating revenue:
Print Advertising	39,931	52,957	(24.6)	184,963	227,890	(18.8)
Digital Advertising	49,110	37,000	32.7	181,465	141,393	28.3
Advertising and marketing services revenue	89,041	89,957	(1.0)	366,428	369,283	(0.8)
Print Subscription	78,541	80,167	(2.0)	313,504	329,484	(4.9)
Digital Subscription	11,168	7,656	45.9	40,120	28,229	42.1
Subscription revenue	89,709	87,823	2.1	353,624	357,713	(1.1)
Print Other	10,532	11,473	(8.2)	42,962	48,656	(11.7)
Digital Other	4,355	4,659	(6.5)	17,955	18,997	(5.5)
Other revenue	14,887	16,132	(7.7)	60,917	67,653	(10.0)
Total operating revenue	193,636	193,912	(0.1)	780,969	794,649	(1.7)
Operating expenses:				—
Compensation	71,456	80,848	(11.6)	317,789	330,896	(4.0)
Newsprint and ink	7,847	7,553	3.9	30,101	29,775	1.1
Other operating expenses	86,240	81,848	5.4	344,905	325,597	5.9
Depreciation and amortization	9,099	9,047	0.6	36,544	42,841	(14.7)
Assets loss (gain) on sales, impairments and other, net	21,055	1,276	NM	9,716	8,214	18.3
Restructuring costs and other	2,858	1,302	119.5	22,720	7,182	216.3
Operating expenses	198,555	181,874	9.2	761,775	744,505	2.3
Equity in earnings of associated companies	1,446	1,510	(4.2)	5,657	6,412	(11.8)
Operating income	(3,473)	13,548	(125.6)	24,851	56,556	(56.1)
Non-operating (expense) income:
Interest expense	(10,292)	(10,644)	(3.3)	(41,770)	(44,773)	(6.7)
Curtailment gain	—	—	—	1,027	23,830	(95.7)
Pension withdrawal cost	—	—	—	(2,335)	(12,862)	(81.8)
Pension and OPEB related benefit (cost) and other, net	5,488	2,507	(29.9)	19,022	9,296	NM
Non-operating expenses, net	(4,803)	(8,137)	(41.0)	(24,056)	(24,509)	(1.8)
Income before income taxes	(8,276)	5,411	NM	795	32,047	(97.5)
Income tax (benefit) expense	(2,467)	109	NM	(104)	7,215	(101.4)
Net (loss) income	(5,809)	5,302	NM	899	24,832	(96.4)
Net income attributable to non-controlling interests	(526)	(510)	3.2	(2,114)	(2,047)	3.3
(Loss) income attributable to Lee Enterprises, Incorporated	(6,335)	4,792	NM	(1,215)	22,785	(105.3)

Earnings (loss) per common share:
Basic	(1.09)	0.83	NM	(0.21)	3.99	NM
Diluted	(1.09)	0.75	NM	(0.21)	3.91	NM

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021

Digital Advertising and Marketing Services Revenue	49,110	37,000	181,465	141,393
Digital Only Subscription Revenue	11,168	7,656	40,120	28,229
Digital Services Revenue	4,355	4,659	17,955	18,997
Total Digital Revenue	64,633	49,315	239,540	188,619
Print Advertising Revenue	39,931	52,957	184,963	227,890
Print Subscription Revenue	78,541	80,167	313,504	329,484
Other Print Revenue	10,532	11,473	42,962	48,656
Total Print Revenue	129,004	144,597	541,429	606,030
Total Operating Revenue	193,636	193,912	780,969	794,649
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to net income, its most directly comparable GAAP measure:

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021

Net Income (loss)	(5,809)	5,302	899	24,832
Adjusted to exclude
Income tax (benefit) expense	(2,467)	109	(104)	7,215
Non-operating expenses, net	4,803	8,137	24,056	24,509
Equity in earnings of TNI and MNI(5)	(1,446)	(1,510)	(5,657)	(6,412)
Assets loss (gain) on sales, impairments and other	21,055	1,276	9,716	8,214
Depreciation and amortization	9,099	9,047	36,544	42,841
Restructuring costs and other	2,858	1,302	22,720	7,182
Stock compensation	311	215	1,337	854
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,676	1,896	6,541	7,317
Adjusted EBITDA	30,081	25,774	96,052	116,552

The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable GAAP measure:

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021

Operating expenses	198,555	181,874	761,775	744,505
Adjustments
Depreciation and amortization	9,099	9,047	36,544	42,841
Assets loss (gain) on sales, impairments and other, net	21,055	1,276	9,716	8,214
Restructuring costs and other	2,858	1,302	22,720	7,182
Cash Costs	165,543	170,249	692,795	686,268
NOTES
(1)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(2)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(3)Total Digital Revenue in the prior year was reclassified to conform to the current year presentation. Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital®), digital-only subscription revenue and digital services revenue. Previously other digital subscription revenue was included. All periods have been restated for the reclassification.

(4)The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.
(5)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.